UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2013

AFFYMAX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33213	77-0579396
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

19200 Stevens Creek Blvd. Suite 240

Cupertino, CA 95014
(Address of principal executive offices and zip code)

(650) 812 -8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The Brenner Group, Inc. (“TBG”) was retained by the Board of Directors of Affymax, Inc. (the “Company”) to lead the Company through a necessary restructure in the face of the OMONTYS recall. The restructure was designed to reduce the Company’s footprint, manage and settle its many creditor obligations, and preserve its cash in order for the remaining entity to continue to survive while the OMONTYS investigation continues under the direction of Takeda. The restructure has largely been completed, TBG is managing the affairs of the surviving operation, and will continue to oversee the operations of the company while it awaits the outcome of the investigation and the resultant decision on the future of the drug, if any. Prospects for the company are highly uncertain, are dependent on Takeda, and even though TBG does not intend to ever have its clients file for bankruptcy protection, there can be no assurance that the Company will continue as a going concern or otherwise be able to avoid bankruptcy or dissolution.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AFFYMAX, INC.

Dated: August 15, 2013	By:	/s/ J. Weston Rose
J. Weston Rose
President